                    As filed with the Securities and Exchange
                          Commission on July 20, 1999.

                                                   Registration No. ____________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INCYTE PHARMACEUTICALS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                  94-3136539
      ------------------------------            --------------------------------
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

             3174 Porter Drive
           Palo Alto, California                              94304
     --------------------------------           --------------------------------
 (Address of Principal Executive Offices)                  (Zip Code)

                 1991 STOCK PLAN OF INCYTE PHARMACEUTICALS, INC.
            --------------------------------------------------------
                            (Full title of the plan)

               ROY A. WHITFIELD                              Copy to:
            Chief Executive Officer                    STANTON D. WONG, ESQ.
         Incyte Pharmaceuticals, Inc.              Pillsbury Madison & Sutro LLP
               3174 Porter Drive                           P.O. Box 7880
          Palo Alto, California 94304                 San Francisco, CA 94120
                (415) 855-0555                            (415) 983-1000
         ----------------------------              ----------------------------
     (Name, address and telephone number,
  including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
           Title of                 Amount               Proposed Maximum             Proposed               Amount of
         Securities To               To Be                Offering Price          Maximum Aggregate        Registration
         Be Registered           Registered(1)             per Share(2)           Offering Price(2)             Fee
------------------------------------------------------------------------------------------------------------------------------------

         Common Stock,             1,100,000
      $.001 par value(3)            shares                  $27.15625                $29,871,875             $8304.38
------------------------------------------------------------------------------------------------------------------------------------

(1)    Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on July 15, 1999.

(3) Associated with the Company's Common Stock are Preferred Stock Purchase Rights which will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
------------------------------------------------------------------------------------------------------------------------------------

                          INFORMATION REQUIRED PURSUANT
                          -----------------------------
                      TO GENERAL INSTRUCTION E TO FORM S-8
                      ------------------------------------

GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on September 9, 1998 (File No. 333-63069), July 16, 1997 (File No. 333-31413), October 4, 1996 (File No. 333- 13449), June 20, 1995 (File
No. 33-93666) and on March 10, 1994 (File No. 33-76344) are hereby incorporated by reference in this Registration Statement.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1998;

     (2) Registrant's Quarterly Report on Form 10-Q (File No. 0-27488) for the quarter ended March 31, 1999;

     (3) Registrant's Current Report on Form 8-K dated February 3, 1999 (File No. 0-27488);

     (4) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed January 5, 1996 (File No. 0-27488); and

     (5) The description of the Series A Participating Preferred Stock Purchase Rights contained in Registrant's Registration Statement on Form 8-A filed September 30, 1998 (File No. 0-27488).

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
                                    --------
Exhibit
Number       Exhibit
---------    -------

     5.1     Opinion of Pillsbury Madison & Sutro LLP.

    10.18    1991 Stock Plan, as amended and restated on April 16, 1999.

    23.1     Consent of Ernst & Young LLP, Independent Auditors.

    23.2     Consent of PricewaterhouseCoopers LLP, Independent
             Accountants (with respect to its report on the financial statements of diaDexus, LLC).

    23.3     Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on July 20, 1999.


                                       INCYTE PHARMACEUTICALS, INC.



                                       By        /s/ Roy A. Whitfield
                                          --------------------------------------
                                                     Roy A. Whitfield
                                                  Chief Executive Officer
                                              (Principal Executive Officer)


                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield, Randal W. Scott and Elias Lee Bendekgey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


      Signature                     Title                              Date
      ---------                     -----                              ----


 /s/ Roy A. Whitfield
------------------------    Chief Executive Officer (Principal     July 20, 1999
     Roy A. Whitfield         Executive Officer) and Director


 /s/ Lee Bendekgey
------------------------       Chief Financial Officer             July 20, 1999
     Lee Bendekgey          (Principal Financial Officer)

 /s/ Timothy Henn
------------------------      Controller (Principal Accounting     July 20, 1999
     Timothy Henn                       Officer)


/s/ Randal W. Scott
------------------------                Director                   July 20, 1999
    Randal W. Scott



/s/ Jeffrey J. Collinson
------------------------         Chairman of the Board             July 20, 1999
    Jeffrey J. Collinson



------------------------                Director                   July __, 1999
    Barry M. Bloom



------------------------                Director                   July __, 1999
   Frederick B. Craves


  /s/ Jon S. Saxe
-----------------------                 Director                   July 20, 1999
      Jon S. Saxe

                                INDEX TO EXHIBITS
                                -----------------


Exhibit
Number         Exhibit
------         -------


  5.1          Opinion of Pillsbury Madison & Sutro LLP.

 10.18         1991 Stock Plan, as amended and restated on April 16, 1999.

 23.1          Consent of Ernst & Young LLP, Independent Auditors.

 23.2          Consent of PricewaterhouseCoopers LLP, Independent
               Accountants (with respect to its report on the financial statements of diaDexus, LLC).

 23.3          Consent of Pillsbury Madison & Sutro LLP (included in
               Exhibit 5.1).